UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2010
NiSource Inc.

(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.
On August 25, 2010, the Indiana Utility Regulatory Commission (“IURC”) issued its Order in Northern Indiana Public Service Company’s (“Northern Indiana”) electric rate case (the “Order”). Northern Indiana is a wholly owned subsidiary of NiSource Inc. (“NiSource”). Based on an initial review, the overall impact of the Order is in line with NiSource’s expected outcome for the case and its financial outlook. The full text of the Order (Cause No. 43526) is available on the IURC’s Electronic Document System at https://myweb.in.gov/IURC/eds/.
This Current Report on Form 8-K contains forward-looking statements regarding NiSource’s initial assessment of the overall impact of the Order that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in NiSource’s 2009 Annual Report on Form 10-K and 2010 Quarterly Reports on Form 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by NiSource that discuss important factors that could cause NiSource’s actual results to differ materially. NiSource expressly disclaims any duty to update any forward-looking statements contained in this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc. (Registrant)
Date: August 26, 2010	By:	/s/ Robert E. Smith
Robert E. Smith
Vice President and Assistant Corporate Secretary